Exhibit 99.1

MURPHY OIL ANNOUNCES FIRST QUARTER 2009 EARNINGS

EL DORADO, Arkansas, May 6, 2009 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the first quarter of 2009 was $171.1 million ($0.89 per diluted share), compared to net income of $409.0 million ($2.14 per diluted share) in the first quarter of 2008. The 2009 net income includes income from discontinued operations of $99.9 million ($0.52 per diluted share) associated with Ecuador operations that were sold in March at an after-tax gain of $104.0 million. In the 2008 quarter, income from discontinued operations was $0.8 million, $.01 per diluted share.

The smaller profit from continuing operations in 2009 compared to 2008 was primarily due to significantly lower worldwide crude oil and North American natural gas sales prices, which led to much lower earnings in the Company’s exploration and production business. The first quarter 2008 also included a $39.9 million after-tax gain on sale of Berkana Energy in Canada. Earnings in the Company’s refining and marketing business in the 2009 first quarter were about even with the prior year as improved U.S. refining margins were mostly offset by much tighter U.S. retail marketing margins and lower margins for operations in the U.K.

Exploration and Production

Murphy’s income contribution from continuing exploration and production operations was $50.3 million in the first quarter of 2009 compared to $427.2 million in the same quarter of 2008. Lower realized sales prices for crude oil and natural gas and higher exploration expenses were the primary reasons for weaker earnings in the 2009 period. In addition, the 2008 first quarter included the aforementioned gain on sale of Berkana Energy.

The Company’s worldwide crude oil, condensate and natural gas liquid sales prices averaged $43.15 per barrel for the 2009 first quarter compared to $89.51 per barrel in the 2008 first quarter. Total crude oil, condensate and gas liquids production of 139,318 barrels per day in the first quarter of 2009 was a quarterly record, 23% higher than the 113,339 barrels per day produced in the 2008 quarter. The increase in crude oil production volumes in 2009 was mostly attributable to ramp-up at the Kikeh field in Block K Malaysia. Oil volumes improved at Kikeh as additional production wells were drilled and put on stream during 2008. Despite higher Kikeh oil production in 2009, oil production volumes declined at several other areas. Heavy oil production in Western Canada declined primarily due to the sale of the Lloydminster field in the second quarter of 2008. Production volumes were also lower at

Terra Nova offshore Eastern Canada where field decline continued coupled with a higher royalty rate, and at Schiehallion offshore the United Kingdom where more downtime for equipment repairs occurred in the 2009 quarter. North American natural gas sales prices averaged $4.66 per thousand cubic feet (MCF) in the 2009 first quarter compared to $8.40 per MCF in the same quarter of 2008. Natural gas sales volumes were 111 million cubic feet per day in the first quarter of 2009 compared to 69 million cubic feet per day in the 2008 period, with the increase primarily due to the December 2008 start-up of the Tupper field in British Columbia and ramp-up of natural gas production at the Kikeh field that also started up in December 2008.

Exploration expense in the 2009 period was $111.1 million compared to $66.5 million in 2008. Dry hole expense was higher by $67.3 million in the 2009 period mostly due to unsuccessful drilling of the Abalone Deep #1 prospect offshore Western Australia, plus unsuccessful wells in Block P offshore Malaysia and in the United States. Geological and geophysical expense was $20.2 million lower in 2009 compared to 2008 due to less seismic work in the Gulf of Mexico, at the Tupper area in Canada, and in Block P, offshore Malaysia, but these reductions were partially offset by higher 3-D seismic activities in Block 37, offshore Suriname.

Refining and Marketing

Murphy’s refining and marketing operations generated income of $10.8 million in the 2009 first quarter compared to income of $10.2 million in the 2008 quarter. In North America, downstream earnings were $14.6 million in 2009 compared to earnings of $1.0 million in 2008. North American results were improved in 2009 mostly due to significantly better refining margins, which benefited from lower prices for crude oil feedstocks. Margins for U.S. retail marketing operations were much weaker in the 2009 quarter as the demand for motor vehicle fuel fell amidst the economic downturn. Refining and marketing operations in the United Kingdom incurred a loss of $3.8 million in the first quarter of 2009, compared to income of $9.2 million in the same quarter of 2008, with the decline primarily due to weaker refining results in the most recent quarter, which was partially caused by downtime associated with the fluid catalytic cracking unit during the period.

Corporate

Corporate functions had net benefits of $10.1 million in the 2009 first quarter compared to net costs of $29.2 million in the 2008 quarter. A benefit occurred in 2009 compared to net charges in 2008 due to significantly favorable results on foreign currency exchange in the 2009 period. The benefit arose mostly from a stronger U.S. dollar compared to the Malaysian ringgit, which in turn led to foreign currency exchange gains on Malaysian income tax liabilities. Total net after-tax income on foreign exchange was $26.1 million in the 2009 quarter compared to a $4.8 million loss after taxes in 2008. The Company had lower net interest expense in 2009 than in 2008 due to a combination of lower average borrowings, lower interest rates and a larger portion of interest capitalized to ongoing oil and natural gas development projects in 2009.

David M. Wood, President and Chief Executive Officer, commented, “Quite naturally, lower oil and natural gas prices in early 2009 led to reduced net income for our Company and the oil industry in the first quarter. We are pleased with our quarter over quarter oil and natural gas production increases of 23% and 61%, respectively. We have three projects set to start up in the next two quarters that will further add to our production volumes in the second half of the year. These new fields include Thunder Hawk in the Gulf of Mexico, Azurite offshore the Republic of Congo and Sarawak natural gas offshore Malaysia. Thunder Hawk and Azurite are expected to be producing by the end of the second quarter, and Sarawak natural gas should be on line in the third quarter. Additionally, natural gas production at Tupper in British Columbia continues to grow as ongoing development work progresses. We completed the sale of our Ecuador operations in the first quarter 2009 and will reinvest the proceeds into more meaningful opportunities for our shareholders. In exploration activities, the Samurai prospect in Green Canyon Block 432 is currently drilling at intermediate depth, and two wildcat wells in the MPS block offshore the Republic of the Congo and deepwater wells in Malaysia and the Eastern Gulf of Mexico are planned for later in the year. Although downstream margins were less than stellar in quarter one, we are poised to take advantage of better results when the oversupply of finished products reverses course.

“Total worldwide production of about 144,000 barrels of oil equivalent per day is anticipated in the second quarter of 2009. This volume is down from the first quarter due to sale of our Ecuador operations, downtime associated with oil and natural gas production and handling operations at the Kikeh field, spring breakup in the heavy oil area of Canada, a turnaround at Syncrude, and maintenance at the Hibernia and Schiehallion fields. Sales volumes of oil and natural gas are projected to average 140,000 barrels of oil equivalent per day in the second quarter. At the current time, we expect consolidated earnings in the second quarter to range between $0.40 and $0.60 per diluted share. Exploration expense should total between $33 million and $96 million during the quarter. Results could vary based on commodity prices, drilling results and timing of crude oil and natural gas sales.”

The public is invited to access the Company’s conference call to discuss first quarter 2009 results on Thursday, May 7, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-240-2134. The telephone reservation number for the call is 11130213. Replays of the call will be available through the same address on the Murphy website, and a recording of the call will be available through May 11 by dialing 1-800-405-2236. Audio downloads will be available on the Murphy website through June 1 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the first quarter 2009 with comparisons to 2008 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended March 31, 2009		Three Months Ended March 31, 2008*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$71.0	(7.3)	143.1	47.1
Canada	134.5	.6	349.5	151.3
United Kingdom	11.7	3.4	86.1	32.1
Malaysia	337.4	117.5	464.6	204.7
Other	.5	(63.9)	1.4	(8.0)

	555.1	50.3	1,044.7	427.2

Refining and marketing
North America	2,396.6	14.6	4,530.2	1.0
United Kingdom	485.9	(3.8)	957.6	9.2

	2,882.5	10.8	5,487.8	10.2

	3,437.6	61.1	6,532.5	437.4
Intersegment transfers elimination	(21.1)	—	(23.5)	—

	3,416.5	61.1	6,509.0	437.4
Corporate	29.1	10.1	.5	(29.2)

Revenue/income from continuing operations	3,445.6	71.2	6,509.5	408.2
Discontinued operations, net of tax	—	99.9	—	.8

Total revenues/net income	$3,445.6	171.1	6,509.5	409.0

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(Millions of dollars)	United States	Canada	United Kingdom	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended March 31, 2009
Oil and gas sales and other operating revenues	$71.0	80.4	11.7	337.4	.5	54.1	555.1
Production expenses	15.2	21.7	1.9	49.5	–	44.9	133.2
Depreciation, depletion and amortization	43.3	34.5	2.1	73.7	.4	6.3	160.3
Accretion of asset retirement obligations	1.7	1.0	.5	1.7	.1	1.0	6.0
Exploration expenses
Dry holes	11.4	—	—	13.7	42.4	—	67.5
Geological and geophysical	.8	1.0	—	(.2)	12.2	—	13.8
Other	1.6	.1	—	—	2.4	—	4.1

	13.8	1.1	—	13.5	57.0	—	85.4
Undeveloped lease amortization	5.9	19.2	—	—	.6	—	25.7

Total exploration expenses	19.7	20.3	—	13.5	57.6	—	111.1

Selling and general expenses	5.4	3.5	.8	.1	6.3	.2	16.3

Results of operations before taxes	(14.3)	(.6)	6.4	198.9	(63.9)	1.7	128.2
Income tax provisions (benefits)	(7.0)	2.0	3.0	81.4	—	(1.5)	77.9

Results of operations (excluding corporate overhead and interest)	$(7.3)	(2.6)	3.4	117.5	(63.9)	3.2	50.3

Three Months Ended March 31, 2008*
Oil and gas sales and other operating revenues	$143.1	244.9	86.1	464.6	1.4	104.6	1,044.7
Production expenses	16.9	24.2	10.0	53.4	—	48.1	152.6
Depreciation, depletion and amortization	27.2	29.9	10.3	52.1	.2	6.7	126.4
Accretion of asset retirement obligations	1.4	1.3	.5	1.3	.2	.2	4.9
Exploration expenses
Dry holes	.5	—	—	(.3)	—	—	.2
Geological and geophysical	10.2	10.5	—	12.7	.6	—	34.0
Other	1.5	.1	.1	—	3.1	—	4.8

	12.2	10.6	.1	12.4	3.7	—	39.0
Undeveloped lease amortization	5.1	22.0	—	—	.4	—	27.5

Total exploration expenses	17.3	32.6	.1	12.4	4.1	–	66.5

Selling and general expenses	7.1	3.6	1.0	1.2	4.5	.2	17.6

Results of operations before taxes	73.2	153.3	64.2	344.2	(7.6)	49.4	676.7
Income tax provisions	26.1	36.8	32.1	139.5	.4	14.6	249.5

Results of operations (excluding corporate overhead and interest)	$47.1	116.5	32.1	204.7	(8.0)	34.8	427.2

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended March 31,
	2009	2008*
Revenues	$3,445,552	6,509,525

Costs and expenses
Crude oil and product purchases	2,556,044	5,146,397
Operating expenses	362,361	401,178
Exploration expenses	111,105	66,496
Selling and general expenses	56,832	58,774
Depreciation, depletion and amortization	194,769	160,625
Accretion of asset retirement obligations	6,253	5,156
Interest expense	11,988	21,153
Interest capitalized	(10,323)	(6,949)

	3,289,029	5,852,830

Income from continuing operations before income taxes	156,523	656,695
Income tax expense	85,283	248,489

Income from continuing operations	71,240	408,206
Income from discontinued operations, net of tax	99,864	786

Net income	$171,104	408,992

Per Common share – Basic
Continuing operations	$.37	2.16
Discontinued operations	.53	—

Total	.90	2.16

Per Common share – Diluted
Continuing operations	$.37	2.13
Discontinued operations	.52	.01

Total	.89	2.14

Cash dividends per Common share	$0.25	0.1875

Average Common shares outstanding (thousands)
Basic	190,546	189,151
Diluted	192,282	191,551

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended March 31,
	2009	2008[1]
Operating Activities
Net income	$171,104	408,992
Income from discontinued operations	99,864	786

Income from continuing operations	71,240	408,206
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	194,769	160,625
Amortization of deferred major repair costs	6,501	6,636
Expenditures for asset retirement obligations	(2,098)	(1,211)
Dry hole costs	67,471	241
Amortization of undeveloped leases	25,734	27,488
Accretion of asset retirement obligations	6,253	5,156
Deferred and noncurrent income tax charges (benefits)	(785)	110,784
Pretax gains from disposition of assets	(15)	(42,386)
Net (increase) decrease in operating working capital other than cash and cash equivalents	44,970	(245,215)
Other	(36,589)	3,222

Net cash provided by continuing operations	377,451	433,546
Net cash provided by discontinued operations	2,576	12,983

Net cash provided by operating activities	380,027	446,529

Investing Activities
Property additions and dry hole costs	(511,358)	(506,657)
Purchases of investment securities[2]	(599,751)	—
Proceeds from maturity of investment securities[2]	406,528	—
Expenditures for major repairs	(7,408)	(7,676)
Proceeds from sale of assets	116	104,126
Other - net	(1,836)	(5,749)
Investing activities of discontinued operations
Sales proceeds	78,908	—
Other	(845)	(3,705)

Net cash required by investing activities	(635,646)	(419,661)

Financing Activities
Increase (decrease) in notes payable	(30,000)	202,921
Repayment of nonrecourse debt of a subsidiary	(2,572)	(5,235)
Proceeds from exercise of stock options and employee stock purchase plans	4,420	9,922
Excess tax benefits related to exercise of stock options	1,957	9,945
Cash dividends paid	(47,639)	(35,564)

Net cash provided (required) by financing activities	(73,834)	181,989

Effect of exchange rate changes on cash and cash equivalents	(9,254)	(13,435)

Net increase (decrease) in cash and cash equivalents	(338,707)	195,422
Cash and cash equivalents at January 1	666,110	673,707

Cash and cash equivalents at March 31	$327,403	869,129

1	Reclassified to conform to current presentation.
2	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2008)

(Millions of dollars)

	March 31, 2009	Dec. 31, 2008
Total current assets	$2,717.4	2,847.0
Total current liabilities	1,795.2	1,888.2
Total assets	11,064.9	11,149.1
Long-term debt	996.3	1,026.2
Stockholders’ equity	6,340.2	6,278.9

	Three Months Ended March 31,
	2009	2008*
Capital expenditures - continuing operations
Exploration and production
United States	$72.8	150.8
Canada	91.9	98.3
Malaysia	160.1	152.7
Other international	106.1	50.1

	430.9	451.9

Refining and marketing
North America	34.6	116.8
United Kingdom	14.0	3.0

	48.6	119.8

Corporate	1.2	1.0

Total capital expenditures - continuing operations	480.7	572.7

Charged to exploration expenses*
United States	13.8	12.2
Canada	1.1	10.6
Malaysia	13.5	12.4
Other international	57.0	3.8

Total charged to exploration expenses	85.4	39.0

Total capitalized	$395.3	533.7

*	Excludes amortization of undeveloped leases of $25.7 million in 2009 and $27.5 million in 2008.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended March 31,
	2009	2008[1]
Net crude oil, condensate and gas liquids produced – barrels per day	139,318	113,339
Continuing operations	133,977	105,458
United States	13,268	12,112
Canada – light	—	186
– heavy	7,436	9,907
– offshore	15,542	18,717
– synthetic	13,464	11,431
United Kingdom	4,769	6,727
Malaysia	79,498	46,378
Discontinued operations	5,341	7,881

Net crude oil, condensate and gas liquids sold – barrels per day	134,306	126,932
Continuing operations	129,595	117,707
United States	13,268	12,112
Canada – light	—	186
– heavy	7,436	9,907
– offshore	13,459	17,153
– synthetic	13,464	11,431
United Kingdom	2,464	8,772
Malaysia	79,504	58,146
Discontinued operations	4,711	9,225

Net natural gas sold – thousands of cubic feet per day	111,309	68,983
United States	53,307	56,884
Canada	29,711	4,440
United Kingdom	2,492	7,659
Malaysia	25,799	—

Total net hydrocarbons produced – equivalent barrels per day[2]	157,870	124,836
Total net hydrocarbons sold – equivalent barrels per day[2]	152,858	138,429

[1]	Reclassified to conform to current presentation.
[2]	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended March 31,
	2009	2008
Weighted average sales prices
Crude oil, condensate and gas liquids – dollars per barrel (1)
United States	$37.55	$92.03
Canada (2) – light	—	70.37
– heavy	22.30	53.57
– offshore	42.17	96.35
– synthetic	44.63	100.56
United Kingdom	44.79	98.51
Malaysia (3)	45.90	89.63
Natural gas – dollars per thousand cubic feet
United States (1)	$5.12	$8.52
Canada (2)	3.84	6.80
United Kingdom (2)	7.40	10.48
Malaysia	.23	—

Refinery inputs – barrels per day	235,274	244,508
North America	136,719	135,550
United Kingdom	98,555	108,958

Petroleum products sold – barrels per day	503,878	524,061
North America	406,243	427,411
Gasoline	300,470	307,784
Kerosine	15,210	3,934
Diesel and home heating oils	70,589	97,128
Residuals	15,601	13,268
Asphalt, LPG and other	4,373	5,297
United Kingdom	97,635	96,650
Gasoline	27,515	30,644
Kerosine	10,767	10,262
Diesel and home heating oils	34,876	27,570
Residuals	7,575	12,380
LPG and other	16,902	15,794

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Prices are net of payments under the terms of the production sharing contracts for Blocks SK309 and K.